EXHIBIT 4.4
The Rights Offering expires at 5:00 p.m., Eastern Time, on                     , 20     . PVF Capital Corp. (the “Company”) may extend the rights offering without notice to you until                     , 20      (such date and time, as it may be extended, the “Expiration Date”).
The Company has distributed, at no charge, to each holder of record of the Company’s common stock, par value $0.01 per share (“Common Stock”), (each a “Record Date Shareholder”), as of 5:00 Eastern Time on                     , 2009 (the “Record Date”) one subscription right (“Subscription Right”) for each share of Common Stock held as of the close of business on the Record Date. Each Subscription Right entitles a Record Date Shareholder to a basic subscription privilege (the “Basic Subscription Privilege”) and an over-subscription privilege (the “Over-Subscription Privilege”). The Basic Subscription Privilege of each Subscription Right gives each Record Date Shareholder the opportunity to purchase                      shares of Company Common Stock at a subscription price of $                     per share. Fractional shares of Company Common Stock resulting from the exercise of the Basic Subscription Privilege will be eliminated by rounding down to the nearest whole share. In the event that a Record Date Shareholder purchases all of the shares of Company Common Stock available pursuant to the Record Date Shareholder’s Basic Subscription Privilege, the Record Date Shareholder may also choose to exercise an Over-Subscription Privilege, subject to certain limitations and subject to allotment, to purchase a portion of any shares of Company Common Stock that are not purchased by other Record Date Shareholders through the exercise of their Basic Subscription Privileges.
Method Of Exercise Of Rights
In order to exercise your Basic Subscription Privilege and Over-Subscription Privilege, you must properly complete and sign this Rights Certificate on the front and back where indicated and return it to the Subscription Agent, Computershare Trust Company, N.A., together with payment in full for an amount equal to the subscription price multiplied by the total number of shares of Common Stock subscribed for under your Basic Subscription Privilege and Over-Subscription Privilege. To be timely, the Subscription Agent must receive the properly completed and executed Rights Certificate and payment in full for the shares of Common Stock subscribed for at or before 5:00 p.m., Eastern Time, on the Expiration Date.
Full payment for the shares of Common Stock subscribed for pursuant to your Basic Subscription Privilege and Over-Subscription Privilege must be made payable in United States dollars by check, bank check or bank draft drawn upon a United States bank or money order in each case payable to “Computershare Trust Company, N.A.” You will not be paid any interest on funds paid to the Subscription Agent regardless of whether the funds are applied to the subscription price or returned to you.
You are advised to review the Prospectus and the Instructions as to Use of PVF Capital Corp. Rights Certificates included with this Rights Certificate. Additional copies of these materials may be obtained from Stifel, Nicolaus & Company, Incorporated, the Information Agent. The Information Agent’s telephone number is (___) ___-___.

	Number of Rights Represented	Maximum Number of Shares of Common Stock for Which
Control #	by this Rights Certificate	You May Subscribe under Your Basic Subscription Privilege

XXXXXXXXXX	XXXXXXXXXX	XXXXXXXXXX

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

■	1 2 3 4 5 6 7 8	C L S	X R T 2	C O Y C	1 2 3 4 5 6 . 7 8	+

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: EXERCISE AND SUBSCRIPTION: The number of Subscription Rights represented by this Rights Certificate and the maximum number of shares of common stock for which you may subscribe under your Basic Subscription Privilege are set forth on the front of this Rights Certificate. Please see “The Rights Offering–Limit on How Many Shares of Common Stock You May Purchase in the Rights Offering” for a description of the purchase limits applicable to the rights offering. The undersigned hereby irrevocably exercises one or more Subscription Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus.
Step 1 – Basic Subscription Privilege
I wish to exercise my full Basic Subscription Privilege or a portion thereof as follows:

Number of Shares of Common Stock Subscribed for		Subscription Price		Payment Due Under Basic
Under Your Basic Subscription Privilege				Subscription Privilege

	X	$	=	$
Step 2 – Over-Subscription Privilege
I have exercised my full Basic Subscription Privilege and in addition to my full Basic Subscription Privilege I wish to subscribe for additional shares under my Over-Subscription Privilege as follows:

Number of Shares of Common Stock Subscribed for		Subscription Price		Payment Due Under Over-
Under Your Over-Subscription Privilege*				Subscription Privilege

	X	$	=	$

* The maximum number of shares you may subscribe for under your Over-Subscription Privilege is equal to [___] shares less the number of shares you subscribed for under your full Basic Subscription Privilege.
Step 3 – Total Shares and Total Amount Enclosed

Total Shares:		Subscription Price		Total Amount Enclosed:
	X	$	=	$
Number of Shares of Common Stock Subscribed for under Basic Subscription Privilege (Step 1) plus Over-Subscription Privilege (Step 2)				Total Payments Due under Basic Subscription Privilege (Step 1) plus Over-Subscription Privilege (Step 2)

SECTION 2: SUBSCRIPTION AUTHORIZATION: I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby irrevocably subscribe for the number of shares of Common Stock indicated above on the terms and conditions set forth in the Prospectus. Note: In addition to signing below, please also sign and date the front of this Rights Certificate where indicated.
Signature of Subscriber(s)

(and address if different than that listed on this Rights Certificate)
Telephone number (including area code)

SECTION 3: SPECIAL ISSUANCE INSTRUCTIONS (IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTIONS 4 AND 5): The Subscription Rights are not transferable in any way, except to affiliates of the recipient and except by operation of law. By executing below, you hereby represent and warrant that the person in whose name you are requesting that we issue the Class A Common Stock is your affiliate or is a transferee by operation of law. Evidence satisfactory to the Company that any such permitted transfer is proper must be delivered by mail, express mail or overnight courier to Computershare Trust Company, N.A. at the address specified below prior to the Expiration Date.
          Complete the following ONLY if the shares of Common Stock subscribed for are to be issued in a name other than that of the registered holder.

Issue Shares to:	Soc. Sec. #/Tax ID#:

Address:

SECTION 4: ACKNOWLEDGMENT (TO BE COMPLETED ONLY IF YOU COMPLETED SECTION 3. IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTION 5): I/We acknowledge receipt of the Prospectus and understand that, after delivery to Computershare Trust Company, N.A. as Subscription Agent, I/we may not modify or revoke this Rights Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.
     The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company’s transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder:	Date:

     If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name:	Capacity:	Soc. Sec. #/Tax ID #:

Address:	Phone:

SECTION 5: GUARANTEE OF SIGNATURES (TO BE COMPLETED ONLY IF YOU COMPLETED SECTIONS 3 AND 4): All Subscription Right holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

Name of Firm:	Authorized Signature:

Address:	Name:

City, State, Zip Code:	Title:

Area Code and Telephone Number:

Delivery Options for Rights Certificates

By Mail:	By Express Mail or Overnight Courier:

Computershare	Computershare
c/o Voluntary Corporate Actions -	c/o Voluntary Corporate Actions -
PVF Capital Corp. Rights Offering	PVF Capital Corp. Rights Offering
Suite V	250 Royall Street
P.O. Box 43011	Suite V
Providence, RI 02941-3011	Canton, MA 02021

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY
Any questions regarding this Rights Certificate and Rights Offering may be directed to Stifel, Nicolaus & Company, Incorporated at [                                        ].